Exhibit-21

Subsidiaries of Registrant

TC Federal Bank (USA)

IF "1" = "1" "4869-6845-2886 v.1 072446/00002, 2:04 PM, 03/18/2022 " "" 4869-6845-2886 v.1 072446/00002, 2:04 PM, 03/18/2022